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                          CONSENT OF INDEPENDENT ACCOUNTANTS

     I consent to inclusion in this Form 10-SB Registration Statement of my report dated October 6, 1998 (except for Note (2, 7, 8 and 10) as to which the date is December 28, 1998) on my audits of the financial statements of Nurescell Inc.


RONALD L. JAMIESON, CPA


Los Alamitos, California
February 10, 1999

























                                     Exhibit 12.1